                                                                   EXHIBIT 10.21

                              SEVERANCE AGREEMENT
                              -------------------


     THIS AGREEMENT (this "Agreement") was entered into as of the 27th day of September, 1999 by and between Peapod, Inc., a Delaware corporation (the "Company"), and William Malloy (the "Executive");

                              W I T N E S S E T H

     WHEREAS, the Executive is being employed as President and Chief Executive Officer of the Company and his services and knowledge are valuable to the Company; and

     WHEREAS, concurrently with the execution hereof, Executive and the Company are entering into an employment agreement ("Employment Agreement"), which Employment Agreement provides for substantial benefits; and

     WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure the Executive's continued services and to ensure the Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Executive's full attention and dedication to the Company.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

     1.   Definitions. As used in this Agreement, the following terms shall have
          -----------
the respective meanings set forth below:

          (a)  "Board" means the Board of Directors of the Company.

          (b) "Cause" means (1) a willful refusal by the Executive to perform or substantial disregard of those duties and responsibilities properly assigned to the Executive, and if a Change in Control has occurred, if those duties and responsibilities do not differ in any material respect from the duties and responsibilities of the Executive during the ninety (90) day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness), in any case, which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, (2) embezzlement or misappropriation of corporate funds by the Executive, other act of dishonesty by the Executive, or significant activities by the Executive harmful to the reputation of the Company, or (3) significant violation by the Executive of any statutory or common law duty of loyalty to the Company.

          (c)  "Change in Control" means:

               (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that
                                                         --------  -------
the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an Exempt Person, (D) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (E) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection
(3) of this Section (1)(c) shall be satisfied; and provided further that, for
                                                   ----------------
purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of twenty percent (20%) or more of the Outstanding Company Common Stock or twenty percent (20%) or more of the Outstanding Company Voting securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

               (2) individuals who, as of the date of the consummation of the Company's initial public offering of Common Stock, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the
            --------  -------
Company subsequent to the date hereof whose election or nomination for election by the Company's stockholders, was approved by the vote of at least sixty six and two-thirds percent (66-2/3%) of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided
                                                                        --------
further, that no individual who was initially elected as a director of the
-------
Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

               (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting

Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their beneficial ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than an Exempt Person; the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporation Transaction; or

               (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

          (d) "Company" shall have the meaning set forth in the second recital of this Agreement.

          (e) "Date of Termination" means (1) the effective date on which the Executive's employment by the Company terminates as specified in a prior written notice by the Company or the Executive, as the case may be, to the other, delivered pursuant to Section 10 or (2) if the Executive's employment by the Company terminates by reason of death, the date of death of the Executive.

          (f) "Employment Agreement" means the Employment Agreement of even date hereof between Executive and Peapod, as it may be amended from time to time.

          (g) "Exempt Person" means each of Andrew B. Parkinson and Thomas L. Parkinson and any Affiliate (as such term is defined in Rule 12b-1 under the Securities Exchange Act of 1934, as in effect on the date hereof, "Affiliate") thereof.

          (h) "Good Reason" means, without the Executive's express written consent, the occurrence of any of the following events:

               (1) any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with the Company as provided under the Employment Agreement or, if the Employment Agreement is no longer in effect, immediately prior to the termination thereof or, if a Change in Control has occurred, immediately prior to such Change in Control, (ii) a change in the Executive's reporting responsibilities, titles or offices with the Company inconsistent with the Employment Agreement or, if the Employment Agreement is no longer in effect, as in effect immediately prior to the termination thereof, or, if a Change in Control has occurred, as in effect immediately prior to such Change in Control, or (iii) any removal or involuntary termination of the Executive from the Company otherwise than as expressly permitted by this Agreement or any failure to re-elect the Executive to any position with the Company held by the Executive as provided under the Employment Agreement or, if the Employment Agreement is no longer in effect, as in effect immediately prior to the termination thereof, or, if a Change in Control has occurred, immediately prior to such Change in Control;

               (2) a reduction by the Company in the Executive's rate of annual base salary as provided under the Employment Agreement or a change to Executive's bonus compensation that is adverse to the Executive and is inconsistent with the Employment Agreement, or, if the Employment Agreement is no longer in effect, such annual base salary or bonus compensation plan as in effect immediately prior to the termination thereof, or, if a Change in Control has occurred, such annual base salary or bonus compensation plan as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

               (3) any requirement of the Company that the Executive (i) be based anywhere other than at the facility where the Executive is to be located at the date of this Agreement (or a new headquarters within a thirty (30) mile radius of the Company's current headquarters) or, if a Change in Control has occurred, at the time of the Change in Control, or (ii) travel on Company business to an extent substantially more burdensome than the travel obligations of the Executive immediately prior to the date hereof, or, if a Change in Control has occurred, at the time of such Change in Control;

               (4) if a Change in Control has occurred, the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which the Executive is participating immediately prior to such Change in Control, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan, (ii) provide the Executive and the Executive's dependents welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control, (iv) provide an office or offices of a size and with furnishings and other appointments, together with secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies immediately prior to such Change in Control, (v) provide the Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive immediately prior such Change in Control, or (vi) reimburse the Executive promptly for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control;

               (5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 10(b); or

               (6) the Company delivers a Non-Extension Notice (as defined in the Employment Agreement) to the Executive under Section 1.04 of the Employment Agreement.

               For purposes of this Agreement, any good faith determination of Good Reason made by the Executive shall be conclusive; provided, however, that
                                                       --------  -------
in an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason.

          (i) "Nonqualifying Termination" means a termination of the Executive's employment (1) by the Company for Cause, (2) by the Executive for any reason other than a Good Reason, (3) as a result of the Executive's death or
(4) by the Company due to the Executive's absence from his duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of the Executive's incapacity due to physical or mental illness; provided, however, that a termination of the Executive's employment for
         --------  -------
any reason whatsoever during the "Window Period" (hereinafter defined) shall not constitute a Nonqualifying Termination.

          (j) "Termination Period" means the period of time beginning with the date hereof and ending on the earliest to occur of (1) ten (10) years after the date hereof, (2) Executive's death, and (3) two (2) years following such Change in Control (the "Termination Date").

          (k)  "Window Period" means the thirty (30) day period commencing one
(1) year after the date of a Change in Control.

     2.   Obligations of the Executive.  The Executive agrees that in the event
          ----------------------------
any person or group attempts a Change in Control, he shall not voluntarily leave the employ of the Company without Good Reason (a) until such attempted Change in Control terminates or (b) if a Change in Control shall occur, until ninety (90) days following such Change in Control. For purposes of the foregoing subsection (a), Good Reason shall be determined as if a Change in Control had occurred when such attempted Change in control became known to the Board.

     3.   Payments Upon Termination of Employment.
          ---------------------------------------

          (a) If during the Termination Period the employment of the Executive shall terminate, other than by reason of a Nonqualifying Termination, then the Company shall pay to the Executive (or the Executive's beneficiary or estate) in a lump sum as compensation for services rendered to the Company:

               (1) a cash amount equal to the sum of (i) the Executive's full annual base salary from the Company and its affiliated companies through the Date of Termination, to the extent not theretofore paid, (ii) the Executive's annual bonus in an amount equal to the higher of (x) one-half of the maximum bonus the Executive could earn during the fiscal year during which such termination occurs and (y) the average of the Executive's annual bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three (3) fiscal years of the Company (or such portion thereof during which the Executive performed services for the Company if the Executive shall have been employed by the Company for less than such three (3) fiscal year period) immediately preceding the fiscal year in which such termination occurs, multiplied by a fraction, the numerator of which is the number of days in the fiscal year through the Date of Termination and the denominator of which is 365 or 366, as applicable, and (iii) any compensation previously deferred by the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; plus

               (2) a cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 4) in an amount equal to (i) the Executive's highest annual base salary from the Company and its affiliated companies in effect during the twelve (12) month period prior to the Date of Termination multiplied by the number of years (including fractions thereof) remaining in the Executive's Employment Term as defined in the Employment Agreement but no less than two (2) years ("Severance Multiple"), plus (ii) the Severance Multiple times an amount equal to the higher of (x) one-half of the maximum bonus the Executive could earn during the fiscal year during which such termination occurs and (y) the average of the Executive's annual bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three (3) fiscal years of the Company (or such portion thereof during which the Executive performed services for the Company if the Executive shall have been employed by the Company for less than such three (3) fiscal year period) immediately preceding the fiscal year in which such termination occurs; provided, however, that any amount paid
                                       --------  -------
pursuant to this Section 3(a)(2) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by the Executive upon termination of employment of the Executive under any severance plan, policy or arrangement of the Company.

          (b) If during the Termination Period the employment of the Executive shall terminate other than by reason of a Nonqualifying Termination, in addition to the payments to be made pursuant to paragraph (a) of this Section 3, for a period equal to the Severance Multiple commencing on the Date of Termination, the Company shall continue to keep in full force and effect all policies of medical, accident, disability and life insurance with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such policies shall have been in effect immediately prior to the Date of Termination, and the Company and the Executive shall share the costs of the continuation of such insurance coverage in the same proportion as such costs were shared immediately prior to the Date of Termination; provided that, if Executive becomes eligible during such period to
             --------
participate in another group plan with respect to any such policies by reason of subsequent employment or otherwise, the Executive's coverage under the Company policies will terminate in accordance with the transition of coverage provisions in the Company's policies.

          (c) If during the Termination Period the employment of the Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to the Executive within thirty (30) days following the Date of Termination, a cash amount equal to the sum of (1) the Executive's full annual base salary from the Company through the Date of Termination, to the extent not theretofore paid and (2) any compensation previously deferred by the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

     4.   Withholding Taxes.  The Company may withhold from all payments due to
          -----------------
the Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

     5.   Reimbursement of Expenses. If any contest or dispute shall arise under
          -------------------------
this Agreement involving termination of the Executive's employment with the Company before a Change in Control or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof before a Change in Control, and Executive is the prevailing party in such a contest or dispute, the Company shall reimburse the Executive for all reasonable legal fees and expenses. If the Executive is not the prevailing party under such circumstances, each party shall bear its own legal fees and expenses; provided that the
                                                       --------
Executive shall reimburse the Company for all legal fees and expenses relating solely, or allocable, to any such claim of Executive determined by the arbitrator or court to be frivolous. If any contest or dispute shall arise under this Agreement involving termination of the Executive's employment with the Company after a Change in Control or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof after a Change in Control, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest in an amount equal to the prime rate of The Northern Trust Company from time to time in effect, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive's statement for such fees and expenses through the date of payment thereof; provided,
                                                                --------
however, that in the event the resolution of any such contest or dispute
-------
includes a finding denying, in total, the Executive's claims in such contest or dispute, the

Executive shall be required to reimburse the Company, over a period of twelve
(12) months from the date of such resolution, for all sums advanced to the Executive pursuant to this Section 5.

     6.   Termination of Agreement.  This Agreement shall be effective as of the
          ------------------------
date hereof and shall terminate upon the first to occur of (i) the Termination Date and (ii) Executive's death.

     7.   Scope of Agreement.  Nothing in this Agreement shall be deemed to
          ------------------
entitle the Executive to continued employment with the Company or its subsidiaries.

     8.   Directors and Officers Liability Insurance; Indemnification.  The
          -----------------------------------------------------------
Company agrees that, notwithstanding a termination of Executive's employment with the Company, the Company shall, for at least three (3) years after the Date of Termination, use all reasonable efforts to have Executive included as a named insured or otherwise covered for actions or failures to act by Executive in his capacity as a director or officer of the Company to at least the same extent as other executive officers or directors, as the case may be, of the Company under any directors and officers liability insurance policies maintained by the Company; provided that the additional cost of providing coverage with a
         --------
retroactive date including Executive's period of service or with an extended reporting period or a combination of both does not materially increase the cost of the Company's directors and officers insurance. The Company agrees that it will not alter the indemnification provisions in its charter or by-laws so as to give Executive less protection thereunder with respect to periods during which Executive served the Company as an executive officer or other employee than is afforded to other executive officers or peer employees, as the case may be, with respect to periods during which they serve the Company.

     9.   Successors; Binding Agreement.
          -----------------------------

          (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

          (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 9, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

          (c) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive's estate.

     10.  Notice.
          ------

          (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or three (3) days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to William Malloy at his address shown on the Company records, and if to the Company, to Peapod, Inc., 9933 Woods Drive, Skokie, Illinois 60077-1031, attention Chairman of the Board with a copy to the Secretary, or (2) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (b) A written notice of termination of the Executive's employment by the Company or the Executive, as the case may be, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the Date of Termination (which date shall be not less than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     11.  Full Settlement; Resolution of Disputes.
          ---------------------------------------

          (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, except as set forth in Section 3(b), whether or not the Executive obtains other employment.

          (b) If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive's employment, then, unless and until there is a final determination rendered as provided in Section 16 declaring that such termination was for Cause, that the determination by the Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Executive and his dependents or other beneficiaries, as the case may be, under paragraphs (a) and (b) of Section 3, the Company shall pay all amounts, and provide all benefits, to the Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to paragraphs (a) and (b) of Section 3 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any
         --------  -------
disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

     12.  Employment with Subsidiaries.  Employment with the Company for
          ----------------------------
purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of fifty percent (50%) or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

     13.  Governing Law; Validity.  The interpretation, construction and
          -----------------------
performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

     14.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     15.  Miscellaneous.  No provision of this Agreement may be modified or
          -------------
waived unless such modification or waiver is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The rights of, and benefits payable to, the Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under the Employment Agreement or under any employee benefit plan or compensation program of the Company.

     16.  Dispute Resolution.  Any controversy or claim arising out of or
          ------------------
relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its National Rules for the Resolution of Employment Disputes, to the extent not inconsistent with this provision. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted in Chicago, Illinois before a single arbitrator. The parties shall select an arbitrator by mutual agreement from a panel of arbitrators experienced in arbitrating employment disputes proposed by AAA. If the parties are unable to agree on an arbitrator, AAA shall select an arbitrator in accordance with its procedures.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                         PEAPOD, INC.


                              /s/ Andrew B. Parkinson
                         By:_____________________________________________
                              Andrew B. Parkinson,
                              Chairman of the Board


                              /s/  William Malloy
                         ________________________________________________
                              William Malloy